Exhibit 23.1 Consent of Auditors


We, Rogoff & Company, P.C., hereby consent to the use of our report dated October 31, 2000, relating to the audited financial statements for the period from inception (September 8, 2000) to October 31, 2000 of TDT Development, Inc. in a SB-2 registration statement for TDT Development, Inc. to be filed with the Securities and Exchange Commission.

January 30, 2001


                                                    /s/ Rogoff & Company, P.C.

/s/ Rogoff & Company, P.C.
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Rogoff & Company, P.C.